SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 31, 2003
(Date of Earliest Event Reported)

Valentis, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	Commission File:	94-3156660
(State or Other Jurisdiction of Incorporation or Organization)	0-22987	(I.R.S. Employer Identification No.)

863A Mitten Road
Burlingame, California 94010
(Address of Principal Executive Offices)

(650) 697-1900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.          Other Events.

General

On December 31, 2003, Valentis, Inc., a Delaware corporation (the “Registrant” or the “Company”), received aggregate gross cash proceeds of approximately $6.5 million from the issuance and sale of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and warrants (the “Warrants”) exercisable for additional shares of Common Stock (the “Warrant Shares”) pursuant to that certain Securities Purchase Agreement, dated as of December 2, 2003 (the “Purchase Agreement”), by and among the Company and the purchasers of the Shares and Warrants identified on the signature pages thereto (the “Purchasers”).  All of the securities were sold in a private placement solely to accredited investors, as defined in Rule 501 of Regulation D, pursuant to the Securities Act of 1933, as amended (the “Act”).  The Company issued a press release attached hereto as Exhibit 99.1 regarding the transaction described in this report.  The transaction is referred to herein as the “2003 Private Placement.”

Summary of the Transaction

Set forth below is a summary of the terms of the 2003 Private Placement, which summary is qualified by reference to the full text of the underlying documents which have been filed as exhibits hereto.

Common Stock.  Pursuant to the Purchase Agreement entered into with the Purchasers, the Company issued and sold 3,153,711 shares of its Common Stock at a purchase price of $2.05 per share and Warrants exercisable for up to 1,261,484 additional shares of Common Stock at an exercise price of $3.00 per share.  In the event that the Company issues additional shares of Common Stock within one year of the closing in certain non-exempt transactions for a price less than the average of the closing bid prices per share of its Common Stock on the Nasdaq SmallCap Market during the 5 trading days immediately preceding such issuance (the “Threshold Price”), then the Company will be obligated to issue additional shares to the Purchasers at no cost to the Purchasers.  The number of additional shares which would be issuable to each Purchaser under this provision would be equal to the difference between the purchase price of $2.05 per share and the Threshold Price multiplied by the number of shares the Purchaser has purchased.  The Shares, Warrants and Warrant Shares are restricted securities as that term is defined in the Act.

Registration Rights.  Pursuant to the Registration Rights Agreement, dated as of December 2, 2003 (the “Rights Agreement”) entered into with the Purchasers, the Company agreed to file with the Securities and Exchange Commission, at its expense, within 45 days after the closing, a registration statement related to the Shares issued to the Purchasers and Warrant Shares issuable upon the exercise of the Warrants.  The Company agreed to have such registration statement declared effective by the Securities and Exchange Commission within 105 days after the closing.

In the event that the registration statement is not (i) filed within 45 days after the closing or (ii) declared effective within 105 days after the closing, then the Company must pay in cash to each Purchaser 1.0% of the Purchaser’s aggregate purchase price of the Shares for the first month, as well as an additional 1.5% of the Purchaser’s aggregate purchase price per month (on a pro-rated basis), beyond the first month, during which the Company has not complied with the foregoing.

In addition, in the event the Company must suspend use of the registration statement for greater than 20 consecutive days or a total of 40 days in the aggregate during the time the Company is required to keep the registration statement effective under the Rights Agreement, then the Company must pay to each

Purchaser in cash 1.0% of the Purchaser’s aggregate purchase price of the Shares for the first month, as well as an additional 1.5% of the Purchaser’s aggregate purchase price for each additional month thereafter, while the use of the registration statement has been suspended.  The Company currently expect to be required to maintain availability of the registration statement for at least two years following the closing.  In addition, if the Company issues any additional shares under the antidilution provisions of the Purchase Agreement or the Warrants, the Company would be required to register those shares as well.

Warrants.  The Warrant issued to each Purchaser is exercisable for up to 40% of the number of shares of Common Stock purchased by such Purchaser at the closing, at an exercise price equal to $3.00 per share.

Each Warrant has a term of five years, is fully exercisable from the date of issuance, and includes cashless net exercise provisions.  Notwithstanding the foregoing, certain of the Purchasers elected, at the time of the initial issuance of the Warrants, to include provisions in their Warrant which provide that the Warrant may not be exercised, or net exercised on a cashless basis, if such action would result in the holder (together with its affiliates) beneficially owning more than 4.99% of the Company’s Common Stock for purposes of Section 13(d) of the Exchange Act, unless the holder of the Warrant waives such restriction at that time, in which case the restriction is lifted the 61st day after the waiver.  Furthermore, certain of the Purchasers also elected, at the time of the initial issuance of the Warrants, to include provisions in their Warrant which provide that the Warrant may not be exercised, or net exercised on a cashless basis, if such action would result in the holder (together with its affiliates) beneficially owning more than 9.99% of the Company’s Common Stock for purposes of Section 13(d) of the Exchange Act, and this restriction cannot be waived by the holder.  The foregoing restrictions do not apply to mergers or other business combinations or reclassifications.

In the event that the volume-weighted market price of the Company’s Common Stock exceeds $5.00 per share for thirty consecutive trading days, the Company may require exercise, subject to the exercise limitations described above, of all then outstanding Warrants.

If certain changes occur to the Company’s capitalization, such as a stock split or stock dividend of the Common Stock, then the exercise price and number of shares issuable upon exercise of the Warrants will be adjusted appropriately.  In the event that the Company issues additional shares of Common Stock within one year of the issuance of the Warrants in certain non-exempt transactions for a price less than the average of the closing bid prices per share of the Company’s Common Stock on the Nasdaq SmallCap Market during the 5 trading days immediately preceding such issuance, then the exercise price of the Warrants will be adjusted downward based on a weighted average formula provided in the Warrants.  In the event of any consolidation, merger or reorganization involving the Company (in any such case, a “Fundamental Transaction”), the Warrants may be exercised and redeemed as if they had been exercised prior to the Fundamental Transaction.

Placement Agent Compensation. The placement agent for the 2003 Private Placement was Wells Fargo Securities LLC (the “Placement Agent”).  In consideration for placing such securities, the Placement Agent received aggregate cash compensation of $400,000, including reimbursement for expenses.

ITEM 7.	Financial Statements and Exhibits.
	(c)	Exhibits.

Exhibit No.	Description

4.1	Securities Purchase Agreement, dated as of December 2, 2003, by and among Valentis, Inc. and the purchasers identified on the signature pages thereto.

4.2	Form of Warrant to purchase Common Stock

4.3	Registration Rights Agreement, dated as of December 2, 2003, by and among Valentis, Inc. and the Purchasers signatory thereto.

99.1	Text of Press Release, dated December 31, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 31, 2003

VALENTIS, INC.

By:	/s/ Benjamin F. McGraw III
Benjamin F. McGraw III, Pharm. D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Securities Purchase Agreement, dated as of December 2, 2003, by and among Valentis, Inc. and the purchasers named therein.

4.2	Form of Warrant to purchase Common Stock

4.3	Registration Rights Agreement, dated as of December 1, 2003, by and among Valentis, Inc. and the Purchasers signatory thereto.

99.1	Text of Press Release, dated December 31, 2003